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                                                                   EXHIBIT 10.28

                              WARRANTY BILL OF SALE

NETZEE, INC., a Georgia corporation ("Seller"), having its office at 6190 Powers Ferry Road, Atlanta, GA 30339, in consideration of the assumption by W-II INVESTMENTS, INC., a South Carolina corporation ("Buyer") having an office at 104 South Main Street, Suite 900, Greenville, SC 29601, of all of Seller's obligations under that certain Business Loan Agreement, dated as of October 18, 1999, between Seller and Bank of America, National Association ("First Lienor"), as amended, and under that certain Mortgage, Security Agreement and Assignment, dated as of October 20, 1999, between Seller and First Lienor, as amended, and for other valuable consideration received from Buyer, the receipt of which is hereby acknowledged by Seller, does hereby bargain, sell, transfer, assign, set over and deliver unto Buyer all right, title and interest in and to the aircraft and associated equipment more particularly described as Cessna model 501 Citation airframe bearing manufacturer's Serial Number 501-0289, Registration Number N501NZ, with Pratt & Whitney model JT15D-1A aircraft engines bearing manufacturer's Serial Numbers 3947 and 3940, together with all associated equipment, manuals, papers, manufacturers' service agreements and warranties applicable thereto (collectively herein called the "Aircraft").

TO HAVE AND TO HOLD the Aircraft unto Buyer and its successors and assigns forever.

Seller hereby warrants that: (i) Seller is the lawful owner of the whole of the Aircraft; (ii) Seller has good and lawful right to sell to Buyer the interests in the Aircraft; (iii) title to the Aircraft is hereby transferred to Buyer free from any lien, charge or encumbrance whatsoever, except for the interests of First Lienor under that Mortgage, Security Agreement and Assignment dated October 20, 1999 between First Lienor as secured party and Seller as debtor, which Agreement was recorded by the Federal Aviation Administration ("FAA") on November 19, 1999 and assigned Conveyance Number NN018371, as amended by that Amendment to First Priority Chattel Mortgage and Security Agreement dated August 22, 2000, which Amendment was recorded by the FAA on September 19, 2000 and assigned Conveyance No. VV017095; and (iv) Seller, at its sole expense, will defend said title forever against the claims of any and all third parties.

This Bill of Sale shall be governed by the laws of the State of South Carolina.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale on the 1st day of March, 2001.

NETZEE, INC., AS SELLER



By: /s/ Richard S. Eiswirth, Jr.
   ------------------------------------------------------------
    Richard S. Eiswirth, Jr.
    Senior Executive Vice President and Chief Financial Officer